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                                                                EXHIBIT 24.2

                             BLYTH INDUSTRIES, INC.

                             SECRETARY'S CERTIFICATE

         I, Bruce D. Kreiger, do hereby certify the following:

         1. I am the duly elected Secretary of Blyth Industries, Inc. (the "Company").

         2. Attached hereto as Exhibit A is a true, correct and complete copy of certain resolutions of the Board of Directors of the Company adopted at a meeting of the Board of Directors on April 14, 1999; such resolutions have been neither rescinded nor amended.

         3. Attached hereto as Exhibit B is a true, correct and complete copy of the Unanimous Written Consent of the Board of Directors of the Company to the adoption of certain resolutions attached thereto as Exhibit A; such resolutions have been neither rescinded nor amended.

         IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of May, 1999.
                                       /s/ Bruce D. Kreiger
                                       --------------------
                                       Bruce D. Kreiger


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                                    EXHIBIT A

                             BLYTH INDUSTRIES, INC.
                      APRIL 1999 BOARD OF DIRECTORS MEETING

          [RESOLUTIONS RELATING TO PUBLIC OFFERING OF DEBT SECURITIES]

         WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation that it obtain financing in the public debt markets through a registered debt offering (the "Offering"); and

         WHEREAS, the Board of Directors desires to delegate authority to a special committee of the Board to take such actions, not inconsistent with the resolutions set forth below, as may be necessary and proper in connection with the making of the Offering and to authorize certain officers of the Corporation to sign on behalf of the Corporation and certain of its directors and officers a registration statement, and any amendments thereto, for the registration of the offer and sale of debt securities of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), and other applicable law.

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Corporation hereby authorizes the registration under the Securities Act of $130 million in aggregate principal amount of debt securities, in order to offer, issue and sell from time to time up to $130 million in aggregate principal amount of debt securities of the Corporation or, if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial public offering price of $130 million (all in United States dollars or an equivalent amount in another currency or composite currency) to be made (i) directly to purchasers, (ii) through agents designated from time to time, (iii) through underwriters or a group of underwriters represented by one or more particular underwriter(s), or (iv) to dealers, from and after the date hereof on a continuing basis (such issue of debt securities being hereinafter sometimes referred to in these resolutions as the "Debt Securities");

         RESOLVED, that a committee (the "Debt Offering Committee") of this Board of Directors be, and it hereby is, established; that the Debt Offering Committee shall consist of two members; and that the following individuals be, and each of them hereby is, appointed to serve as a member of the Debt Offering Committee, to hold such position until such individual's successor shall have been duly appointed and shall qualify, or as otherwise provided by this Board:

                                Robert B. Goergen
                                Roger A. Anderson

         RESOLVED, that the Debt Offering Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation insofar as it relates to the making of the Offering, without the need for any further action on the part of the Board, including, without limitation, the power and authority (a) to determine (i) the interest that is to be paid in respect of the Debt Securities, (ii) the price to the public of the Debt Securities, (iii) the covenants of the Corporation that are to be included in the indenture pursuant to which the Debt Securities will be issued, as well as the other terms and provisions of such indenture; the form, terms and provisions of the certificate(s) evidencing the Debt Securities; the selection of the indenture trustee, registrar, paying agent, authenticating agent and exchange rate agent, if any; the selection of the selling agents or underwriters, if any, for the Offering and the form, terms and provisions of the selling agency or underwriting agreement between the Corporation and such selling agents or underwriters; (b) to authorize any proper officer of the Corporation to take such actions as may be necessary or appropriate in connection with the making of the Offering, and (c) to take such other actions as the Debt Offering Committee may deem necessary or appropriate in connection with the making of the Offering.

         RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized to proceed with the preparation of a registration statement on Form S-3 or other appropriate form (such registration statement being hereinafter referred to in these resolutions as the "Registration Statement") for the registration under the Securities Act of the offer and sale of any or all of the Debt Securities;

         RESOLVED FURTHER, that Robert B. Goergen and Richard T. Browning (the "Authorized Officers"), or either of them, be, and they hereby are authorized to approve the forms, terms and provisions of the form of Registration Statement and the form of Preliminary Prospectus, and once so approved, each of Robert B. Goergen, Richard T. Browning and Bruce D. Kreiger, with full power to act without the others, be, and each hereby is, authorized (i) to sign, in the name and on behalf of the Corporation, the Registration Statement and any amendments thereto as any of them may approve, in such form as the officer executing the Registration Statement or any such amendment may approve, with any changes therein as he or she may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Registration Statement or amendment and any prospectus (a "Prospectus") appropriate to offer the Debt Securities with the Securities and Exchange Commission (the "Commission");

         RESOLVED FURTHER, that each of Robert B. Goergen, Richard T. Browning and Bruce D. Kreiger, with full power to act with or without the others, be, and each hereby is authorized to sign the Registration Statement covering the registration under the Securities Act of the offer and sale of the Debt Securities and any and all amendments (including post-effective amendments) to the Registration Statement, on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Corporation and on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Chief Executive Officer and/or the Chief Financial Officer and/or the Chief Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the Vice Chairman and/or the President and/or each Vice President and/or the Treasurer and/or the Secretary and/or the Assistant Secretary (in attestation of the corporate seal of the Corporation or otherwise);

         RESOLVED FURTHER, that each of Robert B. Goergen and Bruce D. Kreiger is hereby designated an agent of the Corporation to receive any and all notices and communications from the Commission relating to the Registration Statement, any amendments thereto and any Prospectus or supplement thereto, and that there are hereby conferred upon Robert B. Goergen and Bruce D. Kreiger the powers enumerated in Rule 478 promulgated under the Act;

         RESOLVED FURTHER, that each of Robert B. Goergen, Richard T. Browning and Bruce D. Kreiger be, and hereby is, authorized to appear on behalf of the Corporation before the Commission in connection with any matter relating to the Registration Statement and any amendment thereto;


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         RESOLVED FURTHER, that it may be desirable and in the best interest of the Corporation that the Debt Securities from time to time be qualified or registered for sale in various states; that the Chairman, the President, or any Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities as said officers may deem advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documentation, including without limitation, applications, reports, surety bonds, irrevocable consents, and appointments of attorneys for service of process, and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and that the Board of Directors hereby adopts the form of any and all resolutions required in connection with any such applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and other papers and instruments as of the time so required if (i) in the opinion of the officers of the Corporation so acting, the adopting of such resolutions are necessary or advisable, and (ii) the Secretary of the Corporation evidences such adoption by filing with the minutes of this meeting copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if presented at this meeting;

         RESOLVED FURTHER, that the proper officers of the Corporation are, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all of the foregoing instruments and any further agreements, instruments and documents, and that the proper officers of the Corporation and its counsel are hereby authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses and issue and other taxes, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions and each of them; and

         RESOLVED FURTHER, that all actions heretofore or hereafter taken by any officer or officers of the Corporation consistent with the terms of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation.


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                                    EXHIBIT B

                            UNANIMOUS WRITTEN CONSENT

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                             BLYTH INDUSTRIES, INC.

         THE UNDERSIGNED, constituting all of the directors of BLYTH INDUSTRIES, INC., a Delaware corporation (the "Corporation"), and acting pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby consent to the adoption of the resolutions set forth on Exhibit A hereto.

         This Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 22nd day of April, 1999.

/s/ Roger A. Anderson               /s/ Roger H. Morley
----------------------              ------------------------------
Roger A. Anderson                   Roger H. Morley

/s/ John W. Burkhart                /s/ John E. Preschlack
----------------------              ------------------------------
John W. Burkhart                    John E. Preschlack

/s/ Pamela M. Goergen               /s/ Howard E. Rose
----------------------              ------------------------------
Pamela M. Goergen                   Howard E. Rose

/s/ Robert B. Goergen               /s/ Frederick H. Stephens, Jr.
----------------------              ------------------------------
Robert B. Goergen                   Frederick H. Stephens, Jr.

/s/ Neal I. Goldman
----------------------
Neal I. Goldman


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                                                                   EXHIBIT A

         WHEREAS, the Board of Directors of the Corporation has previously determined that it is in the best interests of the Corporation that it obtain financing in the public debt markets through a registered debt offering (the "Offering"); and

         WHEREAS, the Board of Directors desires to ratify and confirm its resolutions of April 14, 1999 and to authorize an increase in the size of the Offering to $250 million.

         NOW, THEREFORE, BE IT:

         RESOLVED, that the resolutions of the Board of Directors relating to the Offering, as adopted at a meeting held on April 14, 1999, are hereby ratified, confirmed and approved, provided that the Board hereby authorizes an increase in the aggregate principal amount of debt securities to be registered under the Securities Act of 1933, as amended, from $130 million to a maximum of $250 million; and

         RESOLVED FURTHER, that all actions heretofore or hereafter taken by the Debt Offering Committee of the Board of Directors or by any officer or officers of the Corporation consistent with the terms of the foregoing resolutions and/or the resolutions of the Board adopted on April 14, 1999 are hereby ratified and confirmed as the act and deed of the Corporation.